Exhibit 10.17

THIRD AMENDMENT

        THIS THIRD AMENDMENT (the "Amendment") is made and entered into as of the 31st day of December, 2001, by and between EOP-FOOTHILL RESEARCH CENTER, L.L.C., a Delaware limited liability company ("Landlord"), and AFFYMAX, INC., a Delaware corporation ("Tenant").

RECITALS

A.
Landlord (as successor by merger to Spieker Properties L.P., a California limited partnership, successor in interest to Miranda Associates, a California general partnership and Tenant (as successor in interest to Affymax Research Institute, a California corporation ("ARI")) are parties to that certain lease (the "Original Lease") dated May 30, 1990, which Original Lease has been previously amended by the First Amendment to Lease dated November 16, 1999 (the "First Amendment") and the Second Amendment to Lease dated December 20, 1999 (the "Second Amendment"), (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 53,830 rentable square feet (the "Premises") described as that two (2) story building located at 4001 Miranda Avenue, Palo Alto, California 94304 (the "Building").

B.
Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.
Amendment. Effective as of the date hereof, Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

A.
Security Deposit. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby confirm and stipulate that on or about January 4, 2000 ARI delivered to Landlord the sum of $1,000,000.00 as additional security for payment of rent and the performance of the other terms and conditions of the Lease by Tenant. The Security Deposit of $235,000.00 as provided in Paragraph 5 of the Original Lease and Paragraph 1 of the Second Amendment has been increased to $1,235,000.00. Further, notwithstanding anything to the contrary contained in the Lease, if Landlord transfers its interests in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereinafter in effect.

B.
Termination of Guaranties. Landlord and Tenant hereby acknowledge and agree that the Guaranty of Lease dated May 30, 1990 by Affymax, N.V., a Netherlands corporation and the Guaranty of Lease dated May 30, 1990 by Affymax Technologies, N.V., a Curacao corporation provided to Landlord and attached to the Original Lease are terminated effective as of the date of this Amendment and shall be of no further force or effect.

II.
Miscellaneous.

A.
This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the tease, unless specifically set forth in this Amendment.

  B.
  Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

  C.
  In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

  D.
  Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

  E.
  The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

  F.
  Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officials, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

  G.
  Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:
EOP-FOOTHILL RESEARCH CENTER, LL.C., a Delaware limited liability company
By:	EOP Operating Limited Partnership, a Delaware limited partnership, its sole member
	By:	Equity Office Properties Trust, a Maryland real estate investment trust, its general partner
		By:	/s/ John W. Petersen
		Name:	John W. Petersen
		Title:	Regional Senior Vice President

TENANT:
AFFYMAX, INC., a Delaware corporation
By:	/s/ Kathleen LaPorte
Name:	Kathleen LaPorte
Title:	Office of the President
By:	/s/ Lori Rafield
Name:	Lori Rafield
Title:	Office of the President